Flexible Premium Group Variable Universal Life Insurance Policy


                               a contract between

                    Aetna Life Insurance and Annuity Company
                              (herein called Aetna)


                                       and


                  New York State United Teachers Benefit Trust

                                 (Policyholder)




        Policy Number:      [         ]        Signed at Aetna's Home Office in
                                               Hartford, Connecticut
        Date of issue:      [         ]        on the date of issue.

       To take effect:      [         ]

  Policy delivered in:      New York



This policy will be construed in                        [
line with the law of the State of delivery.                        President]

Based on timely premium payments
Aetna agrees with the New York State United
Teachers Benefit Trust, to pay benefits                 [
accordance with the policy terms.                                  Secretary]

The duties and the rights of the
policyholder will be based solely on
the terms of this policy.  This                         [
policy is non-participating.                                       Registrar]


RIGHT OF EXAMINATION

This policy may be returned to Aetna or its representative within 10 days after its receipt. Return this policy to Aetna at 151 Farmington Avenue, Hartford, Connecticut 06156. Upon its return, all insurance under this Certificate will then be deemed void from its beginning.

                                      INDEX




                                     PART I

                                   CONTRACT --
                                  CERTIFICATES


                                     PART II

                         ELIGIBILITY -- ELIGIBLE PERSONS


                                    PART III

                            CANCELLATION OF POLICY --
                            CONVERSION OF CERTIFICATE


                                     PART IV

                              PREMIUM PROVISIONS --
                             GRACE PERIOD PROVISIONS


                                     PART V
                           POLICYHOLDER AND INSURANCE
                                 COMPANY MATTERS


                                     PART VI

                            MISCELLANEOUS PROVISIONS
                               COPY OF APPLICATION

                                     PART I

                                   CONTRACT --
                                  CERTIFICATES



CONTRACT
This policy, any attached endorsements, the Policyholder's application and the Certificate constitute the entire contract. A copy of the Policyholder's application is attached. All statements made by the New York State United Teachers Benefit Trust or an Insured shall be deemed representations and not warranties. Aetna will not use such statements to void this contract or defend against a claim unless it is contained in the initial application or subsequent applications.


CERTIFICATES
Aetna will prepare a Certificate setting forth a description of coverage for each Insured under this policy. All such Certificates are hereby incorporated into and made a part of this policy. Certificates will be issued for delivery to each Owner.

Each Certificate incorporated into and made a part of this policy will be identified by:

   The form number 70263-96;
   The name of the Insured.

If Aetna receives a request from the New York State United Teachers Benefit Trust to change any of the provisions of a Certificate, such change(s) that is agreed to by Aetna will be made on future Certificates and, if applicable, on existing Certificates by formal amendment and in accordance with any applicable laws or regulations and any written instructions from the New York State United Teachers Benefit Trust. The Certificate Owner's consent is needed if such change(s) results in a reduction in benefits or an increase in guaranteed charges.

                                     PART II

                         ELIGIBILITY -- ELIGIBLE PERSONS



ELIGIBILITY
The New York State United Teachers Benefit Trust and the eligible class or classes of Members will be those which are: (a) designated to Aetna in writing;
(b) accepted by Aetna; and (c) placed on file with Aetna. With Aetna's consent, any class or classes of eligible Members may be changed by formal amendment of this policy by written notice from the New York State United Teachers Benefit Trust to Aetna.

Aetna will keep, in a file set up for the New York State United Teachers Benefit Trust, a copy of the rates that apply to its eligible class or classes of Members.

The New York State United Teachers Benefit Trust may act on all policy matters. Each such act, or agreement made between Aetna and the New York State United Teachers Benefit Trust, or notice given by one to the other will be binding.

                C E R T I F I C A T E   S P E C I F I C A T I O N S


NAME OF
INSURED           JOHN DOE


CERTIFICATE
NUMBER:   F 2 222 000                      September 1, 1997      DATE OF ISSUE

      INSURED           SEX              AGE                    PREMIUM CLASS
         A            UNISEX             45                 PREFERRED NONSMOKER


BENEFICIARY - SEE ATTACHED BENEFICIARY AND OWNER ENDORSEMENT SHEET.

OWNER - THE INSURED.

SPONSORING ORGANIZATION - NEW YORK STATE UNITED TEACHERS UNION BENEFIT TRUST

PLAN - FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE CERTIFICATE

INITIAL SPECIFIED AMOUNT:  $175,000      DEATH BENEFIT OPTION:  1

MINIMUM SPECIFIED AMOUNT:  $50,000

MATURITY DATE: SEPTEMBER 1, 2052

INITIAL PLANNED PREMIUM:            $       1,138.32
INITIAL PREMIUM MODE:                        Monthly

BASIC MONTHLY PREMIUM                                     MONTHLY DEDUCTION DAY
  BASIC CERTIFICATE ONLY            $          96.25      THE 1ST OF EACH MONTH

NO LAPSE COVERAGE EXPIRATION DATE:  September 1, 2002

ACCELERATED BENEFIT RIDER AVAILABLE

F 2 222 000       JOHN DOE


NET PREMIUM INITIAL ALLOCATION PERCENTAGES:
         FIXED ACCOUNT                                                  100%

GUARANTEED CERTIFICATE FEE:
     1)   $  19.00 PER MONTH FOR THE FIRST CERTIFICATE YEAR; AND
     2)   $  11.00 PER MONTH FOR EACH CERTIFICATE YEAR AFTER THE FIRST.

MAXIMUM PREMIUM LOAD:                          10.0%


GUARANTEED INTEREST RATE FOR FIXED ACCOUNT VALUE:  4.0% PER YEAR
EXCESS INTEREST WILL BE AS PROVIDED BY AETNA. FOR ANY PORTION OF THE FIXED ACCOUNT VALUE SECURED BY A LOAN, THE INTEREST CREDITED WILL NEVER BE LESS THAN 4.0% PER YEAR.

THE PLANNED PREMIUM AMOUNT SHOWN ABOVE MAY NOT CONTINUE THE CERTIFICATE IN FORCE TO THE MATURITY DATE EVEN IF THIS AMOUNT IS PAID AS SCHEDULED. THE PERIOD FOR WHICH THE CERTIFICATE WILL CONTINUE WILL DEPEND UPON:

   1.   THE AMOUNT, TIMING AND FREQUENCY OF PREMIUM PAYMENTS;
   2.   CHANGES IN THE SPECIFIED AMOUNT AND THE DEATH BENEFIT OPTIONS;
   3.   CHANGES IN INTEREST CREDITED, FUND PERFORMANCE AND MORTALITY DEDUCTIONS;
   4.   DEDUCTIONS FOR RIDERS AND BENEFITS;
   5.   PARTIAL SURRENDERS AND LOANS.

AN ADMINISTRATIVE FEE OF $25 MAY APPLY FOR EACH PARTIAL SURRENDER.

F 2 222 000       JOHN DOE


                                    TABLE OF
                       GUARANTEED MAXIMUM INSURANCE RATES
                        PER $1,000 OF THE AMOUNT AT RISK

CERTIFICATE         MONTHLY            CERTIFICATE       MONTHLY           CERTIFICATE           MONTHLY
   YEAR               RATE                 YEAR            RATE                YEAR             RATE
   1997              0.26340               2016           1.29840              2035           8.78820
   1998              0.28260               2017           1.43870              2036           9.75510
   1999              0.30430               2018           1.59170              2037          10.80470
   2000              0.32680               2019           1.75140              2038          11.91620
   2001              0.35180               2020           1.91950              2039          13.09340
   2002              0.37930               2021           2.10020              2040          14.31450
   2003              0.41020               2022           2.30530              2041          15.60650
   2004              0.44690               2023           2.56410              2042          16.96900
   2005              0.48770               2024           2.82040              2043          18.43620
   2006              0.53190               2025           3.14910              2044          20.05340
   2007              0.58120               2026           3.52570              2045          21.92280
   2008              0.63370               2027           3.93710              2046          24.22370
   2009              0.68880               2028           4.38410              2047          27.46250
   2010              0.74640               2029           4.85340              2048          32.51830
   2011              0.80900               2030           5.34850              2049          41.36020
   2012              0.87990               2031           5.88110              2050          57.86900
   2013              0.96180               2032           6.47330              2051          90.90910
   2014              1.05610               2033           7.14320              2052           0.00000
   2015              1.16890               2034           7.90960

ELIGIBLE PERSONS
All Members of the New York State United Teachers Benefit Trust and their Spouses are eligible to apply for coverage under this policy. An eligible person may become insured under only one eligible class at a time, even if he/she is a member of more than one class. An eligible person may only become covered for that insurance which he/she elects and for which he/she pays the required premium and provide evidence of insurability satisfactory to Aetna.

A Member is eligible on the latest of:

     [bullet]  the Issue Date of the policy; or

     [bullet]  the date he/she enters an eligible class of Members.

The Spouse of an eligible Member is eligible on the later of:

     [bullet]  the date the Member becomes insured under the Certificate; or

     [bullet]  the date he/she becomes the Spouse of an eligible Member;

but only if the Spouse is less than 80 years of age on that date.


                                    PART III

                            CANCELLATION OF POLICY --
                            CONVERSION OF CERTIFICATE


CANCELLATION OF POLICY
The New York State United Teachers Benefit Trust may cancel this policy with respect to all or any class or classes of Members by giving Aetna written notice 31 days before the cancellation date. Coverage under the Certificate will terminate or, at the option of the Certificate Owner, may be converted.

The New York State United Teachers Benefit Trust will provide each of its Members and their Spouses with advance notice of policy cancellation or discontinuance. Such notice must be mailed or delivered to such Member at the last known address of record at least 15 days before the date plan cancellation or discontinuance is to take effect.

Subject to any applicable laws or regulations, Aetna has the right to cancel this policy as to all or any class of Members at any time after the end of the Grace Period if the policy premium has not been paid. Written notice of the termination date must be given by Aetna to the New York State United Teachers Benefit Trust.

Aetna reserves the right to discontinue accepting new applications under this policy or as to any or all coverage of all or any class or classes of Members by giving the New York State United Teachers Benefit Trust advance written notice of when new applications will no longer be accepted. This date will not be earlier than 31 days after Aetna has given written notice, unless another date is agreed to by the New York State United Teachers Benefit Trust and Aetna.

CONVERSION OF CERTIFICATE
If a Certificate terminates because (a) an Insured ceases to be a member of the New York State United Teachers Benefit Trust, or (b) the insured is no longer eligible for coverage under the Certificate as a Spouse and declines membership in the New York State United Teachers Benefit Trust, or (c) the New York State United Teachers Benefit Trust discontinues the group policy, the amount of insurance which ceases may be converted to any substantially comparable flexible premium general account life insurance policy except term that We make available for such purpose and according to the Certificate terms. Aetna will send notice to the Certificate Owner at the last known address of record of this right to convert within fifteen days before or after the date plan cancellation or discontinuance is to take effect. If such notice is given more than fifteen days, but less than ninety days after the date plan cancellation or discontinuance is to take effect, the time allowed for conversion shall expire at the end of such ninety days. No evidence of insurability will be required.

If the Insured dies during the time allowed for conversion, the amount that could have converted will be payable as a death benefit to the Beneficiary designated by the Insured. In the event there is no designated beneficiary, We may pay from the Death Benefit payable at a sum not exceeding $500 to any person appearing to Us to be equitably entitled to same by reason of having incurred funeral expenses incident to the death of the Insured.

The new policy will be issued:

     [bullet] based on the Insured's Attained Age and sex at Our current rates at the time of conversion (residents of the State of New York will be issued a new policy based only on the Insured's Attained Age at Our current rates at the time of conversion);

     [bullet] with the same premium class as would have been assigned to the Insured for the new policy had it been issued on this Certificate's Issue Date;

     [bullet]  effective the date coverage under the Certificate terminates;

     [bullet] subject to any limitations of risk or assignments outstanding against this Certificate.


                                     PART IV

                              PREMIUM PROVISIONS --
                             GRACE PERIOD PROVISIONS


PAYMENT OF PREMIUMS
The amount and frequency of each Certificate Owner's premium is shown on his/her Certificate Specifications. The amount may be adjusted by Aetna from time to time, as described therein.

GRACE PERIOD FOR CERTIFICATE
The 61-day Grace Period granted to a Certificate Owner for payment of his/her premium is described in his or her Certificate.

PAYMENT OF PREMIUM BY NEW YORK STATE UNITED TEACHERS BENEFIT TRUST
The total policy premium payable by the New York State United Teachers Benefit Trust will be the sum of all premiums remitted for persons insured under this policy, excluding premiums that are not payable by payroll deduction. The initial policy premium will be due on the Issue Date of this policy. After that, the New York State United Teachers Benefit Trust will remit premium payments to Aetna's Home Office on a weekly basis.

If any policy premium is not paid when due, this policy will be canceled as of the premium due date; except as provided in the section called Policy Grace Period.

POLICY GRACE PERIOD
A policy Grace Period of 61 days from the premium due date will be granted to the New York State United Teachers Benefit Trust for the payment of premiums required under this policy. The policy will be in force during such Grace Period. If such premium is not paid in such Grace Period, this policy will cancel at the end of that Grace Period. This policy will cancel before that date if the New York State United Teachers Benefit Trust gives written notice of cancellation in advance to Aetna. If this policy cancels, the New York State United Teachers Benefit Trust will be jointly and severally liable to Aetna for all unpaid premiums for insurance which was in force.


                                     PART V

                   POLICYHOLDER AND INSURANCE COMPANY MATTERS


DECLARATIONS
The first "policy month" starts on [                    ]. Each subsequent
policy month starts on the [                  ] of a calendar month. The first
"policy year" starts on [                ] and ends on [    ]. Each
subsequent policy year starts on a [            ] and ends on a [             ].


DATA REQUIRED
The New York State United Teachers Benefit Trust must give Aetna all data required as to policy matters. All data which may have a bearing on insurance or premiums will be open for Aetna to inspect while this policy is in force. Also, such data must be open until the final rights and duties under this policy have been resolved.


CLERICAL ERROR
Any clerical error by anyone in keeping records, or a delay in making an entry, will not be the sole determination of the coverage's validity. A fair change in premiums will be made when the error or delay is found.


MISSTATEMENTS
If the Insured's age is misstated, the amount of the Death Benefit will be adjusted to reflect the coverage that would have been purchased by the most recent Monthly Deduction at the correct age.


INCONTESTABILITY
The validity of this policy shall not be contested, except for non-payment of premiums, after it has been in force for 2 years. All statements made by or for the Insured are representations and not warranties. Aetna will not use any such statement to void the insurance or defend against a claim unless the statement is attached to and made a part of the policy or Certificate.


NON-DISCRIMINATION
In the management of this policy, the New York State United Teachers Benefit Trust will act so as not to discriminate unfairly between persons in like situations at the time of the action.

POLICY CHANGES
This policy may be changed at any time by written agreement between Aetna and the New York State United Teachers Benefit Trust provided all necessary regulatory approvals have been received. The consent of any Certificate Owner is needed if the change results in a reduction in benefits or an increase in guaranteed charges. All agreements made by Aetna are signed by one of its executive officers. No other person can change or waive any of the policy terms or make any agreement binding Aetna. The New York State United Teachers Benefit Trust will not have to give written approval of a change in the policy if:

     the New York State United Teachers Benefit Trust asked for the change and Aetna has agreed to it; and

     the change is needed so that the policy will conform to any law, regulation or ruling of:

          a jurisdiction that affects a person covered under this policy; or

          the federal government.


                                     PART VI

                            MISCELLANEOUS PROVISIONS
                               COPY OF APPLICATION


DEATH BENEFIT
If the Insured dies while the Certificate is in force, Aetna will pay a death benefit based upon the Death Benefit Option in effect on the date of death, less the Loan Account Value plus any accrued interest less any outstanding payment required keep the Certificate in force through the date of death. In the event there is no designated beneficiary, We may pay from the Death Benefit payable at a sum not exceeding $500 to any person appearing to Us to be equitably entitled to same by reason of having incurred funeral expenses incident to the death of the Insured.

The individual(s) or entity(ies) that will receive any Proceeds on the death of the Insured is the Beneficiary named by the Certificate Owner. If no Beneficiary has been named, or if no named Beneficiary is living at the time of the Insured's death, all Proceeds will be paid to the Certificate Owner or the Certificate Owner's executors, administrators or assigns.


NONFORFEITURE PROVISIONS
By Written Request the Certificate Owner may, at any time while the policy is in force and according to the terms of the Certificate, elect to (a) surrender or partially surrender his/her Certificate in exchange for payment of all or part of its Surrender Value, (b) continue the coverage in effect as paid up or (c) borrow up to 90% of the sum of the Certificate's Separate Account Value and Fixed Account Value. Aetna reserves the right to defer payments as provided under the Certificate's Right to Defer Payment provision.


THE SEPARATE ACCOUNT
The Separate Account established for the purpose of providing Variable Options to fund this insurance is Variable Life Account B. Variable Life Account B was established pursuant to a June 18, 1986, resolution of the Board of Directors of Aetna. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 and meets the definition of separate account under the federal securities laws. Such registration does not involve any approval or disapproval by the Commission of the Separate Account or Aetna's management or investment practices or policies. Aetna does not guarantee the Separate Account's investment performance.

GUARANTEED MAXIMUM COST OF INSURANCE RATES
A table of Guaranteed Maximum Insurance Rates per $1,000 of the Amount at Risk follows.

     CERTIFICATE         MONTHLY            CERTIFICATE       MONTHLY           CERTIFICATE        MONTHLY
        YEAR               RATE                 YEAR            RATE                YEAR             RATE

        1997              0.26340               2016           1.29840              2035           8.78820
        1998              0.28260               2017           1.43870              2036           9.75510
        1999              0.30430               2018           1.59170              2037          10.80470
        2000              0.32680               2019           1.75140              2038          11.91620
        2001              0.35180               2020           1.91950              2039          13.09340
        2002              0.37930               2021           2.10020              2040          14.31450
        2003              0.41020               2022           2.30530              2041          15.60650
        2004              0.44690               2023           2.56410              2042          16.96900
        2005              0.48770               2024           2.82040              2043          18.43620
        2006              0.53190               2025           3.14910              2044          20.05340
        2007              0.58120               2026           3.52570              2045          21.92280
        2008              0.63370               2027           3.93710              2046          24.22370
        2009              0.68880               2028           4.38410              2047          27.46250
        2010              0.74640               2029           4.85340              2048          32.51830
        2011              0.80900               2030           5.34850              2049          41.36020
        2012              0.87990               2031           5.88110              2050          57.86900
        2013              0.96180               2032           6.47330              2051          90.90910
        2014              1.05610               2033           7.14320              2052           0.00000
        2015              1.16890               2034           7.90960